FORM 8-K



                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549


                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 or 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of earliest event reported) July 20, 1999



                          ANCHOR FINANCIAL CORPORATION
             (Exact name of registrant as specified in its charter)



          South Carolina               0-13759                  57-0778015
 (State or other jurisdiction of     (Commission             (I.R.S. Employer
  incorporation or organization)     File Number)         Identification number)



  2002 Oak St., Myrtle Beach, S. C.                            29577
(Address of principal executive offices)                    (Zip Code)



Registrant's telephone number, including area code  (843) 448-1411




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ITEM 5.  OTHER EVENTS

The financial statements for Anchor Financial Corporation ("Anchor Financial") for the quarter ended March 31, 1999 have been restated to reflect the merger with Bailey Financial Corporation ("Bailey Financial"), which was completed on April 9, 1999. The restated financial information for the first quarter of 1999 is filed as Exhibit 99 to this report and is provided for informational purposes only.

The merger transaction has been accounted for as a pooling of interests and provided for a tax-free exchange of 16.32 shares of Anchor Financial's common stock for each outstanding share of Bailey Financial's common stock. Based on Anchor Financial's closing stock price of $27.125 on April 9, 1999 and Bailey Financial's approximately 95,140 outstanding shares of common stock, the transaction has a total value of $42.1 million.

The merger added 5 offices to the Anchor Financial branch network. Anchor Financial now has 33 offices in South Carolina and North Carolina.

The former subsidiaries of Bailey Financial, M.S. Bailey & Son, Bankers, headquartered in Clinton, SC, and Saluda County Bank, based in Saluda, SC, are now subsidiaries of Anchor Financial. Saluda County Bank and M.S. Bailey & Son, Bankers are expected to be merged into The Anchor Bank during the fourth quarter of this year.





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


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

             (c)  Exhibits:
                  (99) Financial Summary for Anchor Financial Corporation for the quarter ended March 31, 1999
















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



                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                           /s/ John J. Moran
                                           John J. Moran, Senior Vice President
                                             and Comptroller

Date:  July 20, 1999










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